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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-00000) and related Prospectus of Liberty Property Trust and to the incorporation by reference therein of (i) our report dated February 27, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Acquisition Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Securities and Exchange Commission (the "Commission") on March 12, 1998 and (ii) our report dated April 16, 1998 with respect to the Statement of Operating Revenues and Certain Operating Expenses for the Pureland Properties, included in the Current Report on Form 8-K of Liberty Property Trust and Liberty Property Limited Partnership filed with the Commission on April 17, 1998.

                                    /s/ Fegley & Associates


Plymouth Meeting, Pennsylvania
May 20, 1998